                                   EXHIBIT 1

                            JOINT FILING AGREEMENT
                            ----------------------

        In accordance with Rule 13d-1 (f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock, par value $.01 per share, of Chancellor Broadcasting Company, a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        [Remainder of this page has intentionally been left blank]

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 3rd day of March, 1997.


Dated:  March 3, 1997

                                       By:  /s/ Scott K. Ginsburg
                                          ---------------------------------
                                          Scott K. Ginsburg


                                       By:  /s/ Matthew E. Devine
                                          ---------------------------------
                                          Matthew E. Devine


                                       EVERGREEN MEDIA CORPORATION


                                       By:  /s/ Scott K. Ginsburg
                                          ---------------------------------
                                          Name: Scott K. Ginsburg
                                          Title: President

                                    Page 16